SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                        Pursuant to Section13 or 15(d) of
                       The Securities Exchange Act of 1934



                        Date of Report: February 11, 2003
                        (Date of earliest event reported)


                          REZconnect Technologies, Inc.
              Exact name of Registrant as specified in its charter)


New York                            0-18412                      11-2602120
--------                            -------                      ----------
(State or other                   (Commission                 (IRS Employer
Jurisdiction of                  File Number)                Identification
Incorporation)                                                      Number)


560 Sylvan Avenue, Englewood Cliffs, New Jersey                07632
-----------------------------------------------------          -----
(Address of principal executive offices)                       (Zip)
Code)


(201) 567-8500
(Registrant's Telephone Number Including Area Code)


N/A
(Former name or former address if changed since last report)

Item 5. Other Events: Long Term Web Servicing Agreement in Exchange for Issuance of Restricted Shares. On February 11, 2003, Registrant's Board of Directors approved and ratified the issuance of restricted stock to service two travel companies with regard to their web sites and travel services for a twenty (20) year period. Specifically, Registrant will issue 800,000 restricted shares to YourTravelBiz, Inc. ("YTB"), 200 West 3rd Street, Alton, Illinois and 200,000 restricted shares to YTB Travel and Cruises, Ltd., an affiliate of YTB and located at the same address ("YTBTC"). (Collectively YTB and YTBTC are referred to as "YTB Companies".)

Registrant has entered into this long term relationship in the belief it is mutually beneficial and gives each party a vested interest in the business of the others. Under the Agreement executed February 6, 2003 (conditional upon Board approval given February 11, 2003):

(1)  The restricted shares issued to YTB were valued at $ .22 per share.
(2) Upon conclusion of the twenty (20) year term (December 27, 2022), the Agreement will remain in effect on the same terms and conditions unless notice to terminate is given by either party at least six (6) months in advance.
(3) Registrant will be responsible for and provide booking links to YTB and to each of the registered members of YTB pursuant to its network marketing program. Each such registered member is required to have a website and will utilize the booking engine provided by Registrant.
(4) Registrant shall be paid monthly a sliding fee for providing the booking engines to the registered members of YTB at breakpoints of 1-500 members ($10 per member per month ), 501 - 1,000 members ($7.00 per member per month)and over 1,000 members ($5.00 per member per month).
(5) Registrant and the YTB Companies will also share revenue generated through the joint efforts contemplated in the Agreement on a 10/90 basis, such revenue sharing extending to airline ticketing revenue and superceding any prior agreements between the parties.
(6)  YTB retains sole discretion over the content of its website(s).
(7) Subject to certain enumerated exceptions and certain notice provisions, the Agreement provides that the YTB Companies will not use any booking engines unless contracted through Registrant and/or, if a booking engine owned and operated by Registrant is used, the gross and net income generated thereby is competitive with other comparable products available on the open market.
(8) The Agreement provides for monthly accounting and payments by the YTB Companies to Registrant and normal provisions relating to indemnification, cooperation and arbitration in the event of a dispute.


                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                REZconnect Technologies, Inc.


                                                /s/ Michael Y. Brent
                                                --------------------
                                                Michael Y. Brent, President
                                                Dated: February 12, 2003